Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Kayne Anderson BDC, Inc. of our report dated February 29, 2024, relating to the consolidated financial statements of Kayne Anderson BDC, Inc. which appears in Kayne Anderson BDC, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the references to us under the heading: “Experts”, and “Senior Securities” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 14, 2025